Exhibit 99.1

Contacts:
Robert Jaffe 424.288.4098 Mitchell Steiner, MD 901.581.5872 William R. Gargiulo, Jr. 231.526.1244

The Female Health Company Enters into Transformational Merger Agreement with

Aspen Park Pharmaceuticals

—Proposed Merger Creates A Leading

Men’s and Women’s Health and Oncology Company—

—Complementary Diversification Strategy Combines Existing Consumer Health Product

Commercial Operation with Portfolio of Drug Development Programs and Additional

Consumer Health Products

CHICAGO – April 6, 2016 – The Female Health Company (FHC) (NASDAQ-CM: FHCO) today announced that it has entered into a definitive merger agreement with Aspen Park Pharmaceuticals, Inc. (APP), a privately held company focused on the development and commercialization of oncology and men’s and women’s health therapeutics and consumer health products. The proposed merger, subject to certain closing conditions, including approval by a two-thirds vote of FHC stockholders, is expected to close in the third quarter of 2016 and has been approved by the boards of both companies.

“For FHC, this is a transformational merger, creating a powerful company with solid cash flows and a deep product development portfolio that serves multi-billion dollar industry segments,” said O.B. Parrish, Chairman and Chief Executive Officer of The Female Health Company. “More specifically, APP brings numerous late and early stage product candidates focused in the areas of oncology and men’s and women’s health, as well as a first-class experienced management team. Importantly, the strategic benefits of the transaction deliver on our objective to add a diversified and complementary mix of products that has the potential to substantially expand our revenue base and grow our business. We believe merging with APP is in the best interests of our shareholders, providing exciting new opportunities, while substantially mitigating the risks associated with being a single product company.”

“FHC has a long and dedicated history of improving the health and well-being of women around the world,” said Mitchell Steiner, MD, Chief Executive Officer of Aspen Park Pharmaceuticals and President and Chief Executive Officer of the combined company, upon closing. “The merger strategically joins a market-leading consumer health product that has been solidly profitable since 2006 with multiple high profile drug product candidates. I am excited by the prospect of advancing the combined company’s promising product development program, while at the same time expanding the market for FC2 and leveraging a state-of-the-art, modular manufacturing facility and global distribution network. We have a unique opportunity with access to capital to build a major player in men’s and women’s health and oncology.”

The Combined Company

The plan is to establish both a Men’s Health Division and a Women’s Health Division offering pharmaceuticals as well as consumer health products.

The Men’s Health Division will include:

•	APP-111, a novel, new chemical entity (NCE), being developed as a first-in-class oral chemotherapeutic agent that targets tubulin in men with advanced prostate cancer, U.S. market is estimated to be $5 billion annually.

•	Tamsulosin DRS, a novel oral formulation for men with benign prostatic hyperplasia (BPH) and swallowing difficulties. U.S. market for alpha blockers for BPH is estimated to be $4.5 billion annually per IMS. 505(b)(2) product candidate. Plan to file FDA new drug application (NDA) in 2017.

•	APP-112, NCE, oral drug being developed for treatment of acute gout flares that has the potential to have a better safety profile than the currently used colchicine. U.S. market is estimated to be $725 million annually.

•	MSS-722, being developed as the first oral agent for the treatment of idiopathic male infertility. Orphan drug status pending. U.S. market is estimated to be $700 million annually. 505(b)(2) product candidate.

•	APP-944, an oral drug being developed for the treatment of hot flashes caused by prostate cancer hormone therapies. U.S. market is estimated to be $600 million annually. 505(b)(2) product candidate.

•	PREBOOST™, OTC medicated individual wipes for reducing the incidence of premature ejaculation. U.S. premature ejaculation market is estimated to be $500 million annually per IMS. FDA OTC drug monograph compliant. Plan to launch product in Q4 of fiscal 2016.

•	Sexual health vitamin and mineral supplement. Already formulated but not yet launched.

The Women’s Health Division will include:

•	APP-111, a novel, NCE, being developed also as a first-in-class oral anti-tubulin targeting chemotherapy for women with advanced breast or ovarian cancer.

•	FC2 Female Condom® (FC2), the only currently available female condom that is FDA approved and cleared by the World Health Organization (WHO) and under a women’s control. FC2 provides dual protection against unintended pregnancy and sexually transmitted infections (STIs), including HIV/AIDS and the Zika virus. The product generated approximately $33 million of net revenues in fiscal 2015.

•	Female sexual health lubricating and warming gel with niacin to enhance sexual activity. Already formulated but FDA 510(k) approval needed.

•	Sexual health vitamin and mineral supplement. Already formulated but not yet launched.

About the Proposed Transaction

Pursuant to the proposed transaction, FHC will be reincorporated in Delaware and will be renamed to reflect its new business focus, and APP will be a wholly owned subsidiary. Current FHC and APP shareholders are expected to own approximately 55% and 45%, respectively, of the outstanding shares of the combined company. The company will be headquartered in Miami, Florida and will maintain offices in Chicago, Illinois and London, England. Mitchell Steiner, M.D. will become the president and chief executive officer and lead an experienced, dedicated management team. The new board of directors will be comprised of nine members with pharmaceutical and financial experience, including O.B. Parrish, Mitchell Steiner M.D., Harry Fisch, M.D., Elgar Peerschke, Georges Makhoul, Lucy Lu, M.D., Mario Eisenberger, M.D., and two additional directors to be named by FHC.

Torreya Partners acted as financial advisor to FHC and Reinhart Boerner Van Deuren s.c. served as legal counsel to FHC. Littman Krooks LLP and Greenberg Traurig LLP served as legal counsel to APP.

About Aspen Park Pharmaceuticals

Aspen Park Pharmaceuticals, Inc. is a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health, diseases and oncology. For men, product and product candidates are in the areas of benign prostatic hyperplasia, male infertility, amelioration of side effects of hormonal prostate cancer therapies, gout, sexual dysfunction, and prostate cancer. For women, product candidates are for female sexual health and advanced breast and ovarian cancers. Aspen Park Pharmaceuticals is planning to launch in the United States the PREBOOST™ OTC product for reducing the incidence of premature ejaculation in Q4 of fiscal 2016. Aspen Park Pharmaceuticals has offices in New York City, New York. For more information on PREBOOST™ OTC product visit www.preboost.com or for more information on APP visit at www.aspenparkpharma.com.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, it has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of FC2, including its overall design and manufacturing process. The FC2 Female Condom® is the only currently available female-controlled product approved by FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, the Zika virus and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s shareholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time to market; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Report on Form 10-Q for the quarter ended December 31,

2015. These documents are available on the “SEC Filings” section of our website at http://fhcinvestor.com. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC plans to file a proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.

Interests of Certain Participants in the Solicitation

FHC and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of FHC in favor of the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

For more information about the Female Health Company visit the Company’s website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company’s e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com

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